                                                                 EXHIBIT 10.8(d)

                              STOCKHOLDER GUARANTY


     This STOCKHOLDER GUARANTY (the "GUARANTY") is made and entered into as of July 31, 1996, by and among PSII Acquisition Corp., a Delaware corporation ("PSII ACQUISITION"), and Edward Randall III, an individual ("GUARANTOR"), with reference to the following facts:

     A. Guarantor owns all of the capital stock of Digital Imaging Technologies, Inc., a Delaware corporation ("DITI"). DITI owns all of the capital stock of Perceptive Scientific Instruments, Inc., a Delaware corporation ("PSII"), and Perceptive Scientific Technologies, Inc., a Delaware corporation ("PSTI"). (DITI, PSII and PSTI are sometimes hereinafter referred to collectively as the "SELLER.")

     B. PSII Acquisition is a newly-formed and wholly-owned subsidiary of INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("IRIS").

     C. Pursuant to an Asset Purchase Agreement dated as of July 15, 1996 (the "ASSET PURCHASE AGREEMENT"), by and among IRIS and Seller, IRIS agreed to purchase substantially all of the assets of Seller. In accordance with
Section 12.6 of the Asset Purchase Agreement, IRIS has assigned its rights and obligations thereunder to PSII Acquisition.

     D. The Guarantor desires that PSII Acquisition consummate the acquisition of such assets, and PSII Acquisition is willing to do so provided that certain conditions are met, including the execution of this Guaranty by the Guarantor.

     NOW, THEREFORE, based on the above premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. GUARANTY. Guarantor fully, irrevocably and unconditionally guarantees and promises to cause each and every one Seller's obligations and liabilities under the Asset Purchase Agreement when and as such obligations and liabilities shall become due (collectively, the "OBLIGATIONS"), to be paid, performed, satisfied or discharged strictly in accordance with the terms of the Asset Purchase Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Seller with respect thereto.

     2. LIMIT OF LIABILITY. Guarantor's liability under this Guaranty shall not exceed in aggregate an amount equal to Sixteen Million Three Hundred Twenty-Eight Thousand Dollars ($16,328,000).

     3. GUARANTOR'S OBLIGATIONS UNCONDITIONAL. The obligations of Guarantor hereunder are independent of the Obligations, and separate action or actions may be brought or prosecuted against Guarantor whether action is brought against Seller or Seller is joined in any such action or actions. Guarantor agrees that this is a guarantee of payment and not of collection and that his obligations hereunder shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation, by operation of law or otherwise;

          (ii) any modification, waiver or amendment of any provision of, or supplement or consent to, the Asset Purchase Agreement or any act or omission to act hereunder or thereunder;

          (iii) any change in the corporate existence, structure or ownership of Seller (whether or not consented to by PSII Acquisition), or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Seller or any of their assets or any resulting release or discharge of any obligation of Seller;

          (iv) the validity, regularity or enforceability of the Asset Purchase Agreement as against Seller (except for PSII Acquisition's failure to bring a claim for indemnity or any other remedy or recovery within the time limit expressly imposed by the terms of the Asset Purchase Agreement), or the absence of any action to enforce the same, or any provision of applicable law or regulation purporting to prohibit the discharge by Seller of any Obligation;

          (v) the obtaining of any judgment against Seller or any action to enforce the same; or

          (vi) any other act or omission to act or delay of any kind by any other person or entity or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of Guarantor's obligations hereunder (except for PSII Acquisition's failure to bring a claim for indemnity or any other remedy or recovery within the time limit expressly imposed by the Asset Purchase Agreement).

     4.   WAIVERS OF GUARANTOR.  Guarantor hereby waives:

          (i) notice of acceptance of this Guaranty or (except for notices expressly required under the Obligations) of the nonpayment or nonperformance by Seller, diligence, promptness, presentment, protest, dishonor, demand for payment and notice of nonpayment or failure to perform on the part of Seller, filing of claims with a court in the event of insolvency or bankruptcy of Seller, and all other notices whatsoever;

          (ii) any right or requirement that PSII Acquisition or any other person or entity proceed first against, or exhaust any right or take any action against, any other person or entities;

          (iii) any defense arising by reason of any claim or defense based upon an election of remedies by PSII Acquisition or any other person or entity which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation or reimbursement rights or other rights to proceed against Seller;

          (iv) any defense arising by reason of the cessation of the obligations, either in whole or in part, of Seller in a bankruptcy proceeding;

          (v) any duty on the part of PSII Acquisition or any other person or entity to disclose to Guarantor any matter, fact or thing relating to the business, operations or condition of Seller, any of its assets, or any matter contemplated by the Asset Purchase Agreement now known or hereafter known by any other person or entity.

     5. DISCHARGE ONLY UPON SATISFACTION IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Guarantor's obligations hereunder shall remain in full force and effect until all Obligations shall have been paid, performed, discharged and satisfied in full. If, at any time, whether before or after the discharge of all Obligations, any payment of any amount paid or payable by Seller under the Asset Purchase Agreement is rescinded or must be otherwise restored or returned, upon the insolvency, bankruptcy or reorganization of Seller, or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     6. FINANCIAL CONDITION OF SELLER. Guarantor represents to PSII Acquisition that he is now and will be completely familiar with the business, operations and condition (financial and otherwise) of Seller.

     7.   MISCELLANEOUS.

          7.1 ENTIRE AGREEMENT; MODIFICATIONS. This Guaranty and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Guaranty may not be amended, altered or modified except by a writing signed by the parties.

          7.2 WAIVERS. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

          7.3 COOPERATION. Each party hereto agrees to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out this Guaranty.

          7.4 SUCCESSOR AND ASSIGNS. This Guaranty shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

          7.5 REMEDIES NOT EXCLUSIVE. Subject to Section 7.12 (Arbitration), no remedy conferred by any of the specific provisions of this Guaranty is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

          7.6 NOTICES. All notices under this Guaranty will be in writing and will be delivered by personal service or facsimile or certified mail (or, if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

          (a)    If to PSII Acquisition:

                         PSII Acquisition Corp.
                         9162 Eton Avenue
                         Chatsworth, California 91311
                         Attn:     Fred H. Deindoerfer
                                   Chairman of the Board and President
                         Telephone:     (818) 709-1244
                         Facsimile:     (818) 700-9661

                 With a copy to:

                         Irell & Manella LLP
                         1800 Avenue of the Stars, Suite 900
                         Los Angeles, California 90067
                         Attn:     Theodore E. Guth, Esq.
                         Telephone:     (310) 277-1010
                         Facsimile:     (310) 203-7199

          (b)    If to Guarantor:

                         Edward Randall III
                         5851 San Felipe
                         Suite 850
                         Houston, Texas 77057
                         Telephone:     (713) 952-6262
                         Facsimile:     (713) 974-0671

                 With a copy to:

                         Andrews & Kurth LLP
                         Texas Commerce Tower
                         600 Travis, Suite 4200
                         Houston, Texas  77002
                         Attn:     Robert V. Jewell, Esq.
                         Telephone:     (713) 220-4200
                         Facsimile:     (713) 220-4285

          7.7 GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of Delaware for all purposes in connection with any action or proceeding that arises from or relates to this Guaranty, and further agrees that, subject to
Section 7.12 (Arbitration of Disputes), any action arising from or relating to this Guaranty shall be instituted and prosecuted only in the courts of the State of Delaware, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at the address set forth in Section 7.6 (Notices). IF, NOTWITHSTANDING THE FOREGOING, THE LAW OF THE STATE OF CALIFORNIA IS APPLIED TO THIS GUARANTY, GUARANTOR, IN ADDITION TO ANY OTHER WAIVERS CONTAINED HEREIN, HEREBY EXPRESSLY WAIVES ANY AND ALL BENEFITS UNDER CALIFORNIA CIVIL CODE SECTIONS 2809, 2810, 2819, 2845, 2847, 2848, 2849 AND 2850.

          7.8 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Guaranty or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding will be entitled to the reasonable attorneys' fees and expenses of counsel and court costs incurred by reason of such litigation or arbitration.

          7.9 CONSTRUCTION. No term or provision of this Guaranty shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Guaranty and any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Guaranty so affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

          7.10 HEADINGS. The Section headings in this Guaranty are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Guaranty or of any particular Section.

          7.11 SEVERABILITY. The validity, legality or enforceability of the remainder of this Guaranty shall not be affected even if one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

          7.12 ARBITRATION OF DISPUTES. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Guaranty, including, but not limited to, its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) which are not settled by agreement between the parties, shall be settled by arbitration conducted exclusively in Wilmington, Delaware before a board of three arbitrators, one selected by each party, and the third by the two persons so selected, all in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The notice of intent to arbitrate shall name one arbitrator, and the party(ies) receiving the notice shall name the second arbitrator within 15 days or the moving party may select the second arbitrator from a list supplied by the AAA. In the event that these two arbitrators cannot agree upon a third arbitrator within 15 days, then the third arbitrator shall be selected from the list provided by the AAA with the parties striking names in order with the party striking first to be determined by the flip of a coin. The parties hereby consent to the in personam jurisdiction of the courts of the State of Delaware for purposes of confirming any such award and entering judgment thereon. In any arbitration proceedings hereunder, (a) all testimony of witnesses shall be taken under oath;
(b) discovery will be allowed to the same extent as available under the rules then applicable to civil actions under Delaware law; (c) upon conclusion of any arbitration, the arbitrators shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award; and (d) the rules of evidence as then applicable to civil actions under Delaware law shall be applied in the arbitration. Each party agrees that the arbitration provisions of this Agreement are its exclusive damage remedy and expressly waives any right to seek redress in another forum. Each party shall bear the fees of the arbitrator appointed by it, and the fees of the neutral arbitrators shall be borne equally by each party during the arbitration, but the fees of all arbitrators shall be borne by the losing party.

          7.13 AGREEMENT NEGOTIATED. The parties hereto are sophisticated and have consulted legal counsel with respect to this transaction. As a consequence, the parties do not believe that the presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

          7.14 COUNTERPARTS. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      *** [NEXT PAGE IS SIGNATURE PAGE] ***

                     SIGNATURE PAGE TO STOCKHOLDER GUARANTY

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed, as of the day and year first above written.


                                 "PSII ACQUISITION"

                                 PSII ACQUISITION CORP., a Delaware corporation



                                 By:  /s/ Fred H. Deindoerfer
                                    --------------------------------------------

                                 Name:     Fred H. Deindoerfer
                                      ------------------------------------------

                                 Title:    President
                                       -----------------------------------------


                                 "GUARANTOR"


                                 /s/ Edward Randall III
                                 -----------------------------------------------
                                 Edward Randall III



                                       S-1